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                                                                   EXHIBIT 10.20

                                  GALAGEN INC.

            ANNUAL LONG TERM INCENTIVE STOCK OPTION COMPENSATION PLAN


I.   OBJECTIVE
     -    Attract and retain high caliber employees
     -    Foster incentive and reward performance
     -    Support corporate goals

II.  ELIGIBILITY
     All employees are eligible.

III. CALCULATION OF STOCK OPTIONS

     Initial stock options are granted to new employees based upon their salary/position in the Company using the ranges below. The initial option grant schedule has already been approved by the Board and Compensation Committee of the Board.

     Options will be granted using the ranges in the following table:

       ------------------------------------------------------------------------
                                     Range for Initial         Range for Annual
       Salary Range or Position        Option Grant              Option Grant
       ------------------------------------------------------------------------
          Up to $30,000                  Up to 2,000              Up to 1,000
          $30,001 to $35,000             Up to 3,500              Up to 2,000
          $35,001 to $40,000             Up to 5,000              Up to 2,500
          $40,001 to $50,000             Up to 7,500              Up to 4,000
          $50,001 to $60,000            Up to 10,000              Up to 7,000
          $60,001 to $80,000            Up to 15,000             Up to 12,000
          Greater than $80,000          Up to 25,000             Up to 20,000
          Executive Officer                   30,000             Up to 50,000
          (excluding CEO)
        -----------------------------------------------------------------------

      Annual stock option grants will be at the sole discretion of the CEO and the Compensation Committee of the Board and will be based on Company milestones, superior personal achievements and overall stock performance.

      Stock options currently vest over a period of five (5) years and have an expiration of up to ten years.



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IV.   RETIREMENT, DISABILITY OR DEATH
      A participant whose employment is terminated during the year for reasons of retirement, disability or death will be entitled to a prorated option under this Plan.

V.    OTHER TERMINATIONS
      A participant whose employment is terminated during the year for any reason other than retirement, disability or death will not be entitled to any options under this Plan. Participants must be actively employed on the last day of the year to receive an award. No prorated awards will be made.

VI.   ADMINISTRATION
      The Compensation Committee of the Board of Directors shall have the full power, authority, and discretion to interpret this Plan and may establish such rules, regulations, procedures and guidelines as it deems necessary for its administration.

VII.  AMENDMENT AND TERMINATION
      The Board of Directors may amend, modify or terminate the Plan, in whole or in part, at any time. No payment of any options at any time under this Plan may be considered as fixed, earned or accrued until actual payment is made.

VIII. MITIGATING FACTORS
      The Compensation Committee of the Board of Directors may decide at its discretion, whether and to what extent non-controllable mitigating factors, favorable or unfavorable, (e.g. economic conditions, embargoes, business "windfalls", ability of company to pay, etc.) will be considered in the evaluation process and annual option grant.